Award No. __________

THE GAP, INC.
DEFERRED PERFORMANCE SHARE AGREEMENT

The Gap, Inc. (the "Company") hereby grants to ________________________________________________ (the "Employee"), an award (the “Award”) of Performance Shares, which represent the right to receive shares of the Company’s common stock, $0.05 par value (the “Shares”) subject to the fulfillment of performance and vesting conditions and all of the terms and conditions other conditions set forth in the attached Appendix A and Appendix B. This Award is granted pursuant to The Gap, Inc. 2016 Long-Term Incentive Plan (the “Plan”) and is subject to all of the terms and conditions contained in this Deferred Performance Share Agreement, including the terms and conditions contained in the attached Appendix A and Appendix B (collectively, the “Agreement”), and the resolutions of the Compensation and Management Development Committee of the Board of Directors of the Company (the “Committee”), dated __________ (the “Committee Resolutions”). The date of this Agreement is __________ (“Date of Grant”). Subject to the provisions of Appendix A, Appendix B and of the Plan, the principal features of this Award are as follows:

Number of Performance Shares at Threshold Performance:    _________________________________

Number of Performance Shares at Target Performance:    _________________________________

Maximum Number of Performance Shares:    _________________________________

Performance Goals: The actual number of Shares to be earned under this Award will be determined based on attainment of corporate earnings and total shareholder return goals measured over 3 years (the “Performance Period”). Such goals and the extent to which they have been achieved will be determined by the Committee, in its sole discretion, but the Committee will not have discretion to reduce the resulting number of Shares that are earned.

Date(s) Performance Shares Scheduled to Vest: To the extent that the Performance Goals described above are achieved and Shares are earned, as determined and certified by the Committee, then 100% of the earned Shares shall vest on the date in [ ] that the Committee certifies attainment (the “Certification Date”).

As provided in the Plan and in this Agreement, this Award may terminate before the scheduled vest date of the Performance Shares. For example, if the Employee’s Termination of Service or “separation from service,” as defined under Section 409A of the U.S. Internal Revenue Code of 1986, as amended, and any final Treasury Regulations and other Internal Revenue Service guidance thereunder, as each may be amended from time to time (“Section 409A”) occurs before the date this Award vests, this Award will, unless an exception in paragraph 4 applies, terminate at the same time as such Termination of Service or separation from service. Important additional information on vesting and forfeiture of the Performance Shares covered by this Award is contained in paragraphs 4 and 5 of Appendix A. PLEASE BE SURE TO READ ALL OF APPENDIX A, APPENDIX B AND THE PLAN, WHICH CONTAIN THE SPECIFIC TERMS AND CONDITIONS OF THIS AWARD.

IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement, in duplicate, to be effective as of the date first above written.

THE GAP, INC
Dated:	_______________________________
[Name] [Title]

My signature below (or other acceptance of this Award, electronic or otherwise) indicates that I understand and agree that this Award is 1) subject to all of the terms and conditions of this Agreement (including the Committee Resolutions and the attached Appendix A and Appendix B) and of the Plan, 2) not considered salary, nor is it a promise for future grants of Performance Shares, 3) not a term or condition of my employment with the Company (or one of its Affiliates), and 4) made at the sole discretion of the Company.

APPENDIX A
TERMS AND CONDITIONS OF PERFORMANCE SHARES

    1.    Grant of Performance Shares. The Company hereby grants to the Employee as a separate incentive in connection with his or her employment with the Company or an Affiliate and is not in lieu of any salary or other compensation for his or her services to the Company or an Affiliate, an Award with respect to the number of Performance Shares set forth on page 1 of this Agreement, subject to all the terms and conditions in this Agreement and the Plan.

    2.    Company’s Obligation to Pay. Unless and until a Performance Share has vested in accordance with the terms hereof, the Employee will have no right to payment of a Share with respect to the Performance Share. Prior to actual payment of any Shares pursuant to vested Performance Shares, each Performance Share represents an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. No Shares shall be issued until after the Performance Shares have vested in accordance with the terms hereof and shall be issued in accordance with the settlement terms hereof. Notwithstanding Section 9.6 of the Plan, the Performance Shares will only be settled, if at all, in Shares, provided that to the extent a fractional share is earned, the number of Shares paid shall be rounded down to the nearest whole number and no fractional Share shall be issued.

    3.    Vesting of Performance Shares and Issuance of Shares.

    (a) Subject to paragraphs 4 and 5, the Performance Shares subject to this Agreement will vest (as to the number of Performance Shares determined by the Committee based on the extent to which the Performance Goals have been achieved) on the date described on the first page of this Agreement (the “Vesting Date”), but only if the Employee has been continuously employed by, or providing consulting services to, the Company or one of its Affiliates from the date of this Award until the Vesting Date of the Performance Shares. Subject to paragraphs 4 and 5, if the Employee has had a Termination of Service (as described below) or Separation from Service (defined below) prior to such date, the Award shall terminate as set forth in paragraph 5.

    (b) Upon vesting, one Share shall be issued for each Performance Share that vests, subject to the terms and provisions of the Plan and this Agreement. Subject to paragraph 4, any Performance Shares that vest under this Agreement shall be settled in accordance with Employee’s deferral election dated [ ].

    (c) If the Committee, in its discretion, accelerates the vesting of the balance, or some lesser portion of the balance, of the Performance Shares (or acceleration occurs pursuant to Section 12.2 of the Plan), the payment of such accelerated Performance Shares nevertheless shall be made at the same time or times described in paragraph 3(b).

(d) It is the intent of this Agreement to comply with the requirements of Section 409A so that none of the Performance Shares granted under this Agreement or the Shares issued in payment thereof will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply.

(e) No fractional Shares shall be issued under this Agreement. To the extent a fractional share is earned, the number of Shares paid shall be rounded down to the nearest whole number and no fractional Share shall be issued.

    4.    Vesting Acceleration Events.

    (a) In the event that a Company agreement or plan provides for full or partial vesting of the Performance Shares upon Employee’s “separation from service” within the meaning of Section 409A), any unvested Performance Shares granted pursuant to this Agreement that vest pursuant to such agreement or plan shall be settled to the extent that the Performance Goals have been achieved and certified by the Committee on the Certification Date (or at target if required by such agreement or plan) in accordance with paragraph 3(b) hereof.

    (b) In the event of the Employee’s death or “separation from service” within the meaning of Section 409A due to Disability (“Disability Termination”), in each case, after the end of the applicable performance period, the unvested Performance Shares granted pursuant to this Agreement shall automatically and with no exercise of discretion by the Committee become fully vested, and shall be settled in accordance with paragraph 3(b) hereof, in each case, to the extent that the Performance Goals have been achieved and certified by the Committee on the Certification Date.

    (c) Except as would result in taxation under Section 409A, a portion of the unvested Performance Shares granted pursuant to this Agreement automatically and with no exercise of discretion by the Committee shall become fully vested, and shall be settled, and applicable taxes shall be withheld by the Company or its designated Affiliate in accordance with paragraph 6 in each year in which the Performance Shares become subject to the Federal Insurance Contributions Act (“FICA”) on the later of the date that the Performance Shares become subject to FICA or November 15th of such year. The portion of the unvested Performance Shares that vests and is settled in accordance with the preceding sentence shall have an aggregate market value sufficient to pay any taxes required to be withheld by the Company (or an Affiliate) solely as a result of (a) the Performance Shares becoming subject to FICA, and (b) the vesting and settlement of such portion of the unvested Performance Shares.

(d) In the event of the Employee’s Retirement (as defined below) after the end of the applicable performance period, the unvested Performance Shares granted pursuant to this Agreement automatically and with no exercise of discretion by the Committee shall become fully vested, and shall be settled in accordance with paragraph 3(b), to the extent that the Performance Goals have been achieved and certified by the Committee on the Certification Date.

    (e) For purposes of this Agreement, “Retirement” shall mean the Employee’s “separation from service” within the meaning of Section 409A for any reason (other than due to the Employee’s misconduct as determined by the Company in its sole discretion) after the Employee has attained age 60 and completed at least five (5) years of continuous service as an Employee of the Company or an Affiliate.

    5.    Termination of Service; Separation from Service. Notwithstanding any contrary provision of this Agreement and except as set forth in paragraph 4, the balance of the Performance Shares that have not vested will be forfeited and cancelled automatically upon the earlier of the Employee’s (1) Termination of Service or (2) “separation from service” within the meaning of Section 409A (“Separation from Service”). For purposes of this Agreement, Termination of Service shall have the meaning set forth in the Plan and be determined by reference to the Employee’s service without reference to any other agreement, written or oral, including the Employee’s contract of employment (if any). Thus, upon the earlier of (i) Employee’s Termination of Service (whether or not in breach of local labor laws) or (ii) Employee’s Separation from Service, unless otherwise expressly provided for under this Agreement, the Employee’s right to vest in the Performance Shares under the Plan, if any, will terminate effective at such time; the Committee shall have the exclusive discretion to determine when the Employee has incurred a Termination of Service or Separation from Service.

    6.    Withholding Taxes. [ALTERNATIVE 1]: As a condition to the grant, vesting and settlement of this Award and as further set forth in Sections 10.7 and 10.8 of the Plan, the Employee hereby agrees to make adequate provision for the satisfaction of (and will indemnify the Company, the Employer and any other Affiliate) for the amount of any income tax, social insurance, payroll tax, or any other required deductions or payments related to the Employee’s participation in the Plan and legally payable by the Employee, if any, including any Tax Obligations (“Tax-Related Items”) which arise upon the grant, vesting or settlement of the Performance Shares under this Agreement, ownership or disposition of Shares, receipt of dividends, if any, or otherwise in connection with the Performance Shares or the Shares. Regardless of any action the Company or the Employee’s employer (the “Employer”) takes with respect to any or all Tax-Related Items, the Employee acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by the Employee is and remains the Employee’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Employee further acknowledges and agrees that the Employee is also solely responsible for filing all relevant documentation that may be required of the Employee in relation to his or her participation in the Plan or any Tax-Related Items (other than filings or documentation that is the specific obligation of the Company, the Employer or any Affiliate pursuant to Applicable Laws), such as but not limited to personal income tax returns or any reporting statements in relation to the grant, holding, vesting or settlement of the Performance Shares, the holding of Shares or any bank or brokerage account, the subsequent sale of Shares, and the receipt of dividends, if any. The Employee further acknowledges that the Company and the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Performance Shares, including the grant, holding, vesting or settlement of the Performance Shares, the holding or subsequent sale of Shares acquired under the Plan and the receipt of dividends, if any; and (b) do not commit to and are under no obligation to structure the terms of the Performance Shares or any aspect of these Performance Shares to reduce or eliminate the Employee’s liability for Tax-Related Items, or achieve any particular tax result. The Employee also understands that Applicable Laws may require varying Share or Performance Share valuation methods for purposes of calculating Tax-Related Items, and the Company assumes no responsibility or liability in relation to any such valuation or for any calculation or reporting of income or Tax-Related Items that may be required of the Employee under applicable laws. Further, if the Employee has become subject to tax in more than one jurisdiction, the Employee acknowledges that the Company and/or the Employer (or former employer, as applicable) or other Affiliate may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

    No payment will be made to the Employee (or his or her estate) in relation to these Performance Shares unless and until satisfactory arrangements (as determined by the Committee) have been made by the Employee with respect to the payment of any Tax-Related Items and any other obligations of the Company and/or the Employer with respect to the Performance Shares.

    Absent an election by Employee described below in this paragraph, a portion of the Shares scheduled to be issued pursuant to vested Performance Shares that have an aggregate fair market value sufficient to pay the Tax-Related Items shall be withheld to satisfy such Tax-Related Items. Furthermore, the Company will cooperate with Employee to enable Employee to have Shares withheld to cover applicable withholding up to the maximum statutory rates as permitted by applicable law (i) to the extent it does not result in adverse accounting or other consequences to the Company and (ii) subject to Employee timely providing the Company with any documentation necessary to effect withholding up to such maximum. The Company will only withhold whole Shares and therefore the Employee also authorizes deduction without notice from salary or other amounts payable to the Employee of cash in an amount sufficient to satisfy the Employer’s remaining tax withholding obligation. Notwithstanding the previous two sentences, the Employee may elect to furnish to the Company written notice, no more than 30 days and no less than 5 days in advance of a required withholding event, of his or her intent to satisfy the tax withholding requirement by remitting in cash or check the full amount of the tax withholding to the Company at the time of the required withholding event. In the event that the Employee provides such written notice and fails to satisfy the amounts required for the Tax-Related Items by the time of the required withholding event, the Company shall satisfy the tax withholding requirement pursuant to the first sentence of this paragraph.

    If the obligation for Tax-Related Items is satisfied by withholding Shares, for tax purposes, the Employee is deemed to have been issued the full number of Shares subject to the Performance Shares, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items due as a result of the Employee’s participation in the Plan. The Employee acknowledges and agrees that the Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if the Employee fails to comply with his or her obligations in connection with the Tax-Related Items. In addition, the Employee further agrees that any cross-border cash remittance made to transfer proceeds received upon the sale of Shares must be made through a locally authorized financial institution or registered foreign exchange agency and may require the Employee to provide to such entity certain information regarding the transaction.]

    [ALTERNATIVE 2]: As a condition to the grant, vesting and settlement of this Award and as further set forth in Sections 10.7 and 10.8 of the Plan, the Employee hereby agrees to make adequate provision for the satisfaction of (and will indemnify the Company, the Employer and any other Affiliate) for the amount of any income tax, social insurance, payroll tax, or any other required deductions or payments related to the Employee’s participation in the Plan and legally payable by the Employee, if any, including any Tax Obligations (“Tax-Related Items”) which arise upon the grant, vesting or settlement of the Performance Shares under this Agreement, ownership or disposition of Shares, receipt of dividends, if any, or otherwise in connection with the Performance Shares or the Shares, whether by withholding, direct payment to the Company, or otherwise as determined by the Company in its sole discretion. Regardless of any action the Company or the Employee’s employer (the “Employer”) takes with respect to any or all Tax-Related Items, the Employee acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by the Employee is and remains the Employee’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Employee further acknowledges and agrees that the Employee is also solely responsible for filing all relevant documentation that may be required of the Employee in relation to his or her participation in the Plan or any Tax-Related Items (other than filings or documentation that is the specific obligation of the Company, the Employer or any Affiliate pursuant to Applicable Laws), such as but not limited to personal income tax returns or any reporting statements in relation to the grant, holding, vesting or settlement of the Performance Shares, the holding of Shares or any bank or brokerage account, the subsequent sale of Shares, and the receipt of dividends, if any. The Employee further acknowledges that the Company and the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Performance Shares, including the grant, holding, vesting or settlement of the Performance Shares, the holding or subsequent sale of Shares acquired under the Plan and the receipt of dividends, if any; and (b) do not commit to and are under no obligation to structure the terms of the Performance Shares or any aspect of these Performance Shares to reduce or eliminate the Employee’s liability for Tax-Related Items, or achieve any particular tax result. The Employee also understands that Applicable Laws may require varying Share or Performance Share valuation methods for purposes of calculating Tax-Related Items, and the Company assumes no responsibility or liability in relation to any such valuation or for any calculation or reporting of income or Tax-Related Items that may be required of the Employee under applicable laws. Further, if the Employee has become subject to tax in more than one jurisdiction, the Employee acknowledges that the Company and/or the Employer (or former employer, as applicable) or other Affiliate may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

    No payment will be made to the Employee (or his or her estate) in relation to these Performance Shares unless and until satisfactory arrangements (as determined by the Committee) have been made by the Employee with respect to the payment of any Tax-Related Items and any other obligations of the Company and/or the Employer with respect to the Performance Shares. In this regard, the Employee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following, provided, however, that notwithstanding anything herein to the contrary, in the case of individuals subject to Section 16 of the U.S. Exchange Act of 1934, as amended, all Tax-Related Items shall only be satisfied by such procedure specifically approved by the Committee in resolutions:

(a) withholding from the Employee’s wages or other cash compensation paid to the Employee by the Company or the Employer; or

(b) withholding from proceeds of the sale of Shares acquired upon vesting of the Performance Shares, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Employee’s behalf pursuant to this authorization); or

(c) withholding in Shares to be issued upon settlement of the Performance Shares; or

(d) surrendering already-owned Shares having a fair market value equal to the Tax-Related Items that have been held for such period of time to avoid adverse accounting consequences.

    If the obligation for Tax-Related Items is satisfied by withholding Shares, for tax purposes, the Employee is, subject to Applicable Laws, deemed to have been issued the full number of Shares subject to the Performance Shares, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items due as a result of the Employee’s participation in the Plan. The Employee shall pay to the Company or Employer any amount of Tax-Related Items that the Company may be required to withhold or account for as a result of the Employee’s participation in the Plan that cannot be satisfied by one or more of the means previously described in this paragraph 7. The Employee acknowledges and agrees that the Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if the Employee fails to comply with his or her obligations in connection with the Tax-Related Items. In addition, the Employee further agrees that any cross-border cash remittance made to transfer proceeds received upon the sale of Shares must be made through a locally authorized financial institution or registered foreign exchange agency and may require the Employee to provide to such entity certain information regarding the transaction.

    It is the Company’s current practice to withhold a portion of the Shares scheduled to be issued pursuant to vested Performance Shares that have an aggregate market value sufficient to pay the Tax-Related Items. The Company will only withhold whole Shares and therefore the Employee also authorizes deduction without notice from salary or other amounts payable to the Employee of cash in an amount sufficient to satisfy the Employer’s remaining tax withholding obligation. Notwithstanding the previous two sentences, the Employee, if the Company in its sole discretion so agrees, may elect to furnish to the Company written notice, no more than 30 days and no less than 5 days in advance of a required withholding event, of his or her intent to satisfy the tax withholding requirement by remitting the full amount of the tax withholding to the Company at the time of the required withholding event. In the event that the Employee provides such written notice and fails to satisfy the amounts required for the Tax-Related Items by the time of the required withholding event, the Company shall satisfy the tax withholding requirement pursuant to the first two sentences of this paragraph. However, the Company reserves the right to withhold for Tax-Related Items pursuant to any means set forth in this paragraph.

    7.    Vesting/Foreign Taxes Due. If the Employee is subject to tax in a country outside the U.S. (“Foreign Country”) and if pursuant to the tax rules in such Foreign Country, the Employee will be subject to tax prior to the date that the Employee is issued Shares pursuant to this Agreement, the Committee, in its discretion, may accelerate settlement of a portion of the Performance Shares (but only to the extent already earned and vested, including satisfaction of the Performance Goals) to the extent necessary to pay the foreign taxes due (and any applicable U.S. income taxes due as a result of the acceleration of settlement) but only if such acceleration does not result in adverse consequences under Section 409A (as permitted under Treasury Regulation Section 1.409A-3(j)(4)(xi)).

    8.    Beneficiary Designation. Any distribution or delivery to be made to the Employee under this Agreement will, if the Employee is then deceased, be made to the Employee's designated beneficiary to the extent such designation is valid under applicable law, or if no such beneficiary survives the Employee or no beneficiary is designated, the person or persons entitled to such distribution or delivery under the Employee's will or, to the executor of his or her estate. In order to be effective, a beneficiary designation must be made by the Employee in a form and manner acceptable to the Company and permitted by the Company. Any transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

    9.    Conditions to Issuance of Shares. The Shares deliverable to the Employee on the applicable settlement date may be either previously authorized but unissued Shares or issued Shares that have been reacquired by the Company. The Company shall not be required to issue any Shares hereunder so long as the Company reasonably anticipates that such issuance will violate Federal securities law, foreign securities law or other Applicable Laws; provided however, that in such event the Company shall issue such Shares at the earliest possible date at which the Company reasonably anticipates that the issuance of the shares will not cause such violation. For purposes of the previous sentence, any issuance of Shares that would cause inclusion in gross income or the application of any penalty provision or other provision of the Internal Revenue Code or foreign tax law shall not be treated as a violation of Applicable Laws. Furthermore, the Company retains sole discretion to determine if and when it is appropriate to undertake any regulatory filing or other administrative steps in order to avoid such violation. The Company is under no obligation to undertake any such filing or other steps that would not otherwise be required except in relation to the Plan and grants thereunder and shall not assume any liability due to the failure to complete such filing or other steps.

    10.    Rights as Stockholder. Neither the Employee nor any person claiming under or through the Employee will have any of the rights or privileges of a stockholder of the Company in respect of any Performance Share unless and until Shares have been issued in accordance with this Agreement, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Employee. Except as provided in paragraph 11, after such issuance, recordation, and delivery, the Employee will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

    11.    Adjustments. The Award is subject to adjustment in accordance with Section 4.3 of the Plan.

    12.    Nature of Grant. In accepting the grant of Performance Shares, the Employee acknowledges that:

(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;

(b)the grant of the Performance Shares is voluntary and occasional and does not create any contractual or other right to receive future grants of Performance Shares, or benefits in lieu of Performance Shares, even if Performance Shares have been granted repeatedly in the past, and all decisions with respect to future grants of Performance Shares or other Awards, if any, will be at the sole discretion of the Company;

(c)all decisions with respect to future Performance Share grants, if any, will be at the sole discretion of the Company;

(d)the Employee’s participation in the Plan is voluntary participating in the Plan;

(e)the Performance Shares and the Shares subject to the Performance Shares are extraordinary items that do not constitute regular compensation for services rendered to the Company or the Employer, and that are outside the scope of the Employee’s employment contract, if any;

(f)the Performance Shares and the Shares subject to the Performance Shares are not intended to replace any pension rights or compensation;

(g)the Performance Shares and the Shares subject to the Performance Shares are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer;

(h)(j) the future value of the Shares underlying the Performance Shares is unknown and cannot be predicted with certainty;

(i)(k) neither the Company, nor any Affiliate is responsible for any foreign exchange fluctuation between local currency and the United States Dollar (or the selection by the Company or an Affiliate in its sole discretion of an applicable foreign currency exchange rate) that may affect the value of the Performance Shares (or the calculation of income or Tax-Related Items thereunder);

(j)(l) in consideration of the grant of the Performance Shares, no claim or entitlement to compensation or damages shall arise from forfeiture of the Performance Shares resulting from the Employee’s Termination of Service (for any reason whatsoever and whether or not in breach of local labor laws) or Employee’s Separation from Service and the Employee irrevocably releases the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, the Employee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim; and

(k)(m) the Performance Shares and the benefits under the Plan, if any, will not automatically transfer to another company in the case of a merger, take-over or transfer of liability.

    13.    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Employee’s participation in the Plan, or his or her acquisition or sale of the underlying Shares. The Employee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding the Employee’s participation in the Plan before taking any action related to the Plan.

    14.    Data Privacy. By participating in the Plan, the Employee explicitly agrees and consents to the collection, use and transfer, in electronic or other form, of the Employee’s Personal Data (as described below) by and among, as applicable, the Company and any Subsidiary or Affiliate or third parties as may be selected by the Company, for the exclusive purpose of implementing, administering and managing the Employee’s participation in the Plan. The Employee understands that refusal or withdrawal of consent will affect the Employee’s ability to participate in the Plan; without providing consent, the Employee will not be able to participate in the Plan or realize benefits (if any) from the Performance Shares.

    For purposes of this Section, the Employee understands that the Company and any Subsidiary or Affiliate or designated third parties may hold certain personal information that identifies or is associated with the Employee (“Personal Data”), including, but not limited to, the Employee’s name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company or any Subsidiary or Affiliate, details of all Performance Shares or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Employee’s favor . The Employee understands that Employee’s Personal Data may be transferred to any Subsidiary or Affiliate or third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in jurisdictions outside of the Employee’s country of residence with different and less stringent data privacy laws and protections than may exist in the Employee’s country. In particular, the Company may transfer Personal Data to the broker or stock plan administrator assisting with the Plan, to its legal counsel and tax/accounting advisor, and to the Subsidiary or Affiliate that is the Employee’s employer and its payroll provider.

    The Employee should also refer to the Gap Inc. Employee Privacy Policy (which is available to the Employee separately and may be updated from time to time) for more information regarding the collection, use, storage, and transfer of the Employee’s Personal Data.

Appendix B sets out jurisdiction-specific terms applicable to our processing of the Employee’s Personal Data which supplement and, in some cases, supersede the provisions in this Section 14.

    15.    Plan Governs. This Agreement is subject to all the terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern except as required to comply with Section 409A. Terms used in this Agreement that are not defined in this Agreement will have the meaning set forth in the Plan.

    16.    Committee Authority. The Committee will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any portion of the Performance Share has vested). All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon the Employee, the Company and all other interested persons. No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

    17.    No Right to Employment or Continued Employment. The Employee understands and agrees that the Performance Shares and this Agreement do not constitute or create any contract of employment or right to further employment with the Employer or any Affiliate and shall not impact in any way the right of the Employer to terminate or change the terms of the employment of the Employee at any time for any reason whatsoever, with or without good cause, subject to applicable local law. The Employee understands and agrees that unless contrary to applicable local law or there is an employment contract in place providing otherwise, his or her employment is "at-will" and that either the Employer or the Employee may terminate the Employee's employment at any time and for any reason subject to applicable local law. The Employee also understands and agrees that his or her "at-will" status (if applicable) can only be changed by an express written contract signed by an authorized officer of the Company and the Employee if the Employee’s employer is the Company.

    18.    Non-Transferability of Award. Except as otherwise herein provided, the Performance Shares herein granted and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of such Performance Share, or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred hereby, such Performance Share and the rights and privileges conferred hereby will immediately become null and void.

    19.    Binding Agreement. Subject to the limitation on the transferability of the Performance Share contained herein, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the Employee and the Company.

    20.    Addresses for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of its Legal Department, at The Gap, Inc., Two Folsom Street, San Francisco, California 94105, or at such other address as the Company may hereafter designate in writing. Any notice to be given to the Employee will be addressed to the Employee at the address set forth on the records of the Company. Any such notice will be deemed to have been duly given) when delivered, if notice is delivered personally, or 48 hours after sent to an aforesaid address, either by registered or certified U.S. mail with postage and registry fee prepaid via the United States post office or a generally recognized international courier such as DHL or Federal Express.

    21.    Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

    22.    Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

    23.    Modifications to the Agreement. This Agreement constitutes the entire understanding of the parties on the subjects covered. The Employee expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written agreement executed by a duly authorized officer of the Company.

    24.    Amendment, Suspension or Termination of the Plan. By accepting this Award, the Employee expressly warrants that he or she has received a right to an equity-based award under the Plan, and has received, read, and understood a description of the Plan. The Employee understands that the Plan is discretionary in nature and may be modified, suspended, or terminated by the Company at any time.

    25.    Notice of Governing Law and Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without regard to principles of conflict of laws. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of San Francisco County, California, or the federal courts for the United States for the Northern District of California and no other courts, where this grant is made and/or to be performed.

    26.    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents or notices related to current or future participation in the Plan by electronic means. By accepting the Performance Shares, electronically or otherwise, the Employee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, the use of electronic signatures or click-through acceptance of terms and conditions.

    27.    Language. If the Employee has received this Agreement, including Appendices, or any other document related to the Plan translated into a language other than English, and the meaning of the translated version is different than the English version, the English version will control.

    28.    Appendix B. The Performance Shares shall be subject to any special terms and conditions set forth in Appendix B to this Agreement for the Employee’s country. Moreover, if the Employee relocates to one of the countries included in Appendix B, the special terms and conditions for such country will apply to the Employee, to the extent Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. As stated above, Appendix B constitutes part of this Agreement. To the extent that an applicable term or condition set forth in Appendix B conflicts with a provision in this Appendix A, the provisions of Appendix B shall apply.

    29.    Imposition of Other Requirements. The Company reserves the right, without the Employee’s consent, to cancel or forfeit any outstanding portion of the Performance Shares or to impose other requirements on the Employee’s participation in the Plan, on the Performance Shares and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with Applicable Laws or facilitate the administration of the Plan, and to require the Employee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. The Employee also understands that the laws of the country in which the Employee is residing or working at the time of grant or vesting of these Performance Shares (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) may restrict or prevent the issuance of Shares or may subject the Employee to additional procedural or regulatory requirements that the Employee is and will be solely responsible for and must fulfill, and neither the Company nor any Affiliate assumes any liability in relation to these Performance Shares in such case. Such requirements may be outlined in but are not limited to those described in Appendix B.

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APPENDIX B

ADDITIONAL TERMS AND CONDITIONS OF THE GAP, INC.
DEFERRED PERFORMANCE SHARE AGREEMENT
NON-U.S. EMPLOYEES

This Appendix B includes special terms and conditions applicable to the Employee if the Employee resides or works in or moves to or otherwise becomes subject to the laws or company policies of one of the countries listed below. These terms and conditions are in addition to or, if so indicated, in place of, the terms and conditions set forth in the Agreement. Unless otherwise provided below, capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and the Agreement.

This Appendix B also includes country-specific information of which the Employee should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of February 2026. However, such laws are often complex and change frequently. As a result, the Company strongly recommends that the Employee does not rely on the information noted herein as the only source of information relating to the consequences of the Employee’s participation in the Plan because the information may be out of date at the time that the Employee vests in Performance Shares or sells Shares acquired under the Plan.

In addition, the information is general in nature and may not apply to the Employee’s particular situation, and the Company is not in a position to assure the Employee of any particular result. Accordingly, the Employee is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her situation. Finally, please note that the notices, disclaimers and/or terms and conditions contained in this Appendix B may also apply, as from the date of grant, if the Employee moves to or otherwise is or becomes subject to the Applicable Laws or company policies of the relevant country(ies) listed below.

Securities Law Notice

Unless otherwise noted, neither the Company nor the Shares for purposes of the Plan are registered with any local stock exchange or under the control of any local securities regulator outside the U.S. The Agreement (of which this Appendix is a part), the Plan, and any other communications or materials that the Employee may receive regarding participation in the Plan do not constitute advertising or an offering of securities outside the U.S., and the issuance of securities described in any Plan-related documents is not intended for offering or public circulation outside the U.S.

EUROPEAN UNION (“EU”) / EUROPEAN ECONOMIC AREA (“EEA”) / UNITED KINGDOM (“UK”)

Data Privacy. Where the Employee is a resident of the EU/EEA or the United Kingdom, the following provision applies and supplements Section 14 of Appendix A of the Agreement. The Employee understands and acknowledges that:

•The data controller is the Company; queries or requests regarding the Employee’s Personal Data should be made in writing to the Company’s representative relating to the Plan or Performance Share matters, who may be contacted at: [ ];
•The legal basis for the processing of Personal Data is that the processing is necessary for the performance of a contract to which the Employee is a party (namely, this Agreement);
•Personal Data will be held only as long as is necessary to implement, administer and manage the Employee’s participation in the Plan;
•The Employee may, at any time, access his or her Personal Data, request additional information about the storage and processing of Personal Data, require any necessary amendments to Personal Data without cost or exercise any other rights he or she may have in relation to his or her Personal Data under Applicable Laws, including the right to make a complaint to an EU/EEA data protection regulator, or if the Employee is in the UK, the UK Information Commissioner’s Office.

HONG KONG

Securities Law Notice. WARNING: The Performance Shares and Shares issued upon vesting (if any) do not constitute a public offering of securities under Hong Kong law and are available only to Employees of the Company and its Affiliates. The Agreement, including this Appendix B, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. Nor have the documents been authorized or reviewed by, registered with or authorized by any regulatory authority in Hong Kong, including the Securities and Futures Commission. The Award is intended only for the personal use of each eligible Employee of the Company or its Affiliates and may not be distributed to any other person. If the Employee is in any doubt about any of the contents of the Agreement, including this Appendix B, or the Plan, the Employee should obtain independent professional advice.

INDIA

Share Valuation. The amount subject to tax at vesting may be dependent upon a valuation of Shares from a Merchant Banker in India. The Company has no responsibility or obligation to obtain the most favorable valuation possible nor obtain valuations more frequently than required under Indian tax law.

Repatriation Requirement. Unless the proceeds from the sale of Shares acquired by Employee under the Plan are otherwise reinvested in accordance with the Indian exchange control regulations, Employee is required to take all reasonable steps to immediately repatriate and surrender to an authorised person all foreign exchange received by Employee from such sale, and in any case no later than 180 days from the date of such sale. Unless otherwise reinvested in accordance with the Indian exchange control regulations, any dividends received in relation to the Shares received under the Plan must also be repatriated to India within 180 days of receipt of such dividends.

Furthermore, Employee shall in no case take any action (or refrain from taking any action) that has the effect of: (a) delaying the receipt by Employee of the whole or part of such foreign exchange; or (b) eliminating the foreign exchange in whole or in part to be receivable by Employee. Employee should keep the remittance certificate received from the bank where foreign currency is deposited in the event the Reserve Bank of India or the Company or Employee’s employer requests proof of repatriation.

As the foreign exchange regulations may change, it is Employee’s responsibility to comply with any applicable requirements. Employee should consult with their personal advisor to ensure that they are properly complying with their foreign exchange regulations.

Foreign Asset/Account Reporting Notification. Employee is required to declare any foreign bank accounts and any foreign financial assets (including shares of Gap, Inc held outside of India) in their annual income tax return. It is Employee’s responsibility to comply with this reporting obligation and Employee should consult their personal legal advisor to determine whether the obligation applies to their personal situation.

Settlement of Award. If the Performance Shares, or a part of it, is settled with the Employee after the Employee’s employment terminates, such settlement shall be carried out only if permitted by, and in accordance with, the Indian exchange control laws including but not limited to the Foreign Exchange Management (Overseas Investment) Rules, 2022, as amended from time to time. If the settlement, whether in whole or in part, is not so permitted under the Indian exchange control laws in force at the time, then the Company shall have sole discretion to decide an alternative manner in which the Performance Shares may be settled in favor of the Employee. It is hereby clarified that the discretion allowed to the Company can also include forfeiture of the Performance Shares, entirely or in part, to the extent that settlement is not permitted under the applicable Indian exchange control laws in force at the time of settlement.

Compliance obligations of the Indian employer (“Indian Company"). On any settlement or divestment of Shares underlying the Performance Shares and/or reinvestment of proceeds from the sale of such Shares, the Employee agrees to provide to the Indian Company in due time, true and accurate details regarding all such transactions, including amount of proceeds received and all supporting documenting evidencing such transactions (such as bank account statements or share certificates). It is hereby clarified that the Employee also permits the Indian Company to disclose such information to an Authorized Dealer bank, Reserve Bank of India or any other regulatory authority, to comply with the Indian Company’s reporting obligations under the Indian exchange control laws or any other laws applicable at that point in time.

UNITED KINGDOM

Sub-Plan for UK Employees. The Performance Shares are granted pursuant to the Sub-Plan for UK Employees, and references to the Plan in the Agreement shall be read as references to the Sub-Plan for UK Employees, where appropriate.

Settlement of Performance Shares. Notwithstanding any discretion or anything to the contrary in the Plan, the grant of the Performance Shares does not provide any right for the Employee to receive a cash payment and the Performance Shares will be settled in Shares only.

Restricted Securities Elections. Unless this requirement is waived by the Company, Employee shall enter into a joint election (with the appropriate employer) under section 431(1) or section 431(2) of the Income Tax (Earnings & Pensions) Act 2003 in respect of:
a.any Shares acquired (or to be acquired) on vesting of the Performance Shares;
b.any securities acquired (or to be acquired) as a result of any surrender of the Performance Shares; and
c.any securities acquired (or to be acquired) as a result of holding either Shares acquired on vesting of the Performance Shares or securities specified in paragraph (b) above or this paragraph (c).

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